Exhibit 99.1
PRESS RELEASE
BACKWEB PROVIDES PRELIMINARY Q4 RESULTS SHOWING SEQUENTIAL
IMPROVEMENT AND PROVIDES UPDATE ON TRANSFER OF TRADING OF
ITS ORDINARY SHARES TO THE OTC BULLETIN BOARD
SAN JOSE, Calif., January 17, 2007 — BackWeb Technologies Ltd. (NASDAQ: BWEB), a leading provider of software designed to provide unplugged access to enterprise web applications, today provided its preliminary, unaudited operating results for the fourth quarter ended December 31, 2006 and also updated shareholders on its previously announced delisting from the Nasdaq Capital Market, due to take effect later this month. The delisting is the result of a change in NASDAQ’s application of its continued listing requirements for non-U.S. companies. The Company is seeking to have the trading of its shares transferred to the OTC Bulletin Board where it is expected the shares would continue to trade under the BWEB symbol.
Q4 2006 Preliminary Results
For the fourth quarter of 2006, BackWeb’s financial performance improved from that of Q3 2006. The following table highlights the company’s preliminary results for Q4 2006 as well as the actual results for Q3 2006 and Q4 2005.
BackWeb Technologies
Quarterly Operating Results Overview
(unaudited)

	Q4 — 2006	Q3 — 2006	Q4 — 2005
	Preliminary Results	Actual	Actual
New License Sales	$500,000	30,000	$370,000
Total License Sales	$550,000	$60,000	$743,00
Total Revenue	$1,200,000	$720,000	$1,750,000
Net Loss (1)	($500,000) — ($600,000)	($1,560,000)	($300,000)

(1)	The Q4 2006 and Q3 2006 net losses include approximately $100,000 in non-cash stock-based compensation related expenses. The Q4 2005 net loss does not include such expenses.
BackWeb’s CEO, Bill Heye, stated, “We are encouraged by the improvement we achieved in license sales in Q4 as well as the 2007 pipeline of customer and partner opportunities we have developed so far. This improved performance will be complemented by our previously announced cost cutting initiatives which should reduce 2007 expenses to approximately $1.5 to

$1.6 million per quarter from approximately $2.4 million per quarter in 2006. We felt it was important to share this overview of our Q4 performance as we approach the delisting of our shares from Nasdaq later this month. We will release our final, audited Q4 2006 results in February.”
NASDAQ Delisting — Move to OTC Bulletin Board
In May 2006, Nasdaq implemented a change in its continued listing requirements to stipulate that non-U.S. companies must now comply with Nasdaq Marketplace Rule 4320(e)(2)(E)(i) which states that the closing per share bid price of Nasdaq listed companies must be at or above $1.00. Non-U.S. companies had previously been exempted from the rule. In July 2006, BackWeb received notification from Nasdaq indicating that, for the last 30 consecutive business days, the bid price of BackWeb’s Ordinary Shares had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market. In accordance with Nasdaq Marketplace Rule 4320(e)(2)(E)(ii), BackWeb was provided 180 calendar days, or until January 16, 2007, to regain compliance by having the bid price of its shares close at $1.00 per share or more for a minimum of 10 consecutive trading days.
On January 17, 2007, BackWeb received the expected written notification from Nasdaq that the Company’s Ordinary Shares will be delisted from trading on the Nasdaq Capital Market, taking effect beginning on the morning of January 26, 2007. BackWeb’s Ordinary Shares may become eligible for trading on the OTC Bulletin Board if a market maker makes application to quote the Ordinary Shares and such application is cleared by the NASD. BackWeb has already begun seeking sponsorship from market makers in an effort to facilitate the filing of a Form 211 in accordance with SEC Rule 15c2-11. A Form 211 application and its clearance are required for the listing of BackWeb’s Ordinary Shares on the OTC Bulletin Board. The Company expects, but cannot be certain, that trading on the OTC Bulletin Board would commence on January 26, 2007 or soon thereafter.
BackWeb’s Vice President, Finance, Ken Holmes, commented, “As we had previously indicated, after thorough review we have decided to take no action to stay the delisting of our shares from Nasdaq. Our decision was based on review of all the issues involved and the determination that our best course was to keep our resources focused in support of our business. At this point in our business, we believe a listing on the OTC Bulletin Board will provide adequate liquidity for a company of our size as well as for the investors in our company.”
About BackWeb Technologies:
BackWeb (http://www.backweb.com) mobilizes critical web applications and content for mobile workforces and remote offices. Mobile professionals can be productive anytime, anywhere, without interruption, regardless of connection status or network availability. BackWeb’s web and polite synchronization mobile solution delivers a seamless and simple user experience. The solution is commonly deployed to sales forces, field employees, mobile managers and remote operations. Typical e-business applications include enterprise sales force automation, CRM, e-learning and training and Human Capital Management (HCM). Content examples include document repositories and rich media.
BackWeb customers include market leaders such as Boehringer Ingelheim, Eastman Kodak, GE Healthcare, Hewlett-Packard, Johnson & Johnson, KLA Tencor, Lam Research, and Pfizer. BackWeb also serves customers through partnerships with BEA, Oracle PeopleSoft and SAP. BackWeb’s operations are centered in San Jose, California, New York, New York, and Rosh Ha ‘ayin, Israel. Make every minute of your mobile professional’s day productive; visit www.backweb.com or call (877) 222-5932.
© 2006 BackWeb Technologies Ltd. All rights reserved. BackWeb is a registered trademark and Offline Access Server is a trademark of BackWeb Technologies Ltd. All other trademarks are property of their respective owners.
Oracle, JD Edwards, PeopleSoft and Siebel are registered trademarks of Oracle Corporation and/or its affiliates.
Statements in this news release, which are not purely historical, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements of beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, but are not limited to, statements regarding BackWeb’s anticipated operating results for the fourth quarter of 2006, the improvement in the Company’s 2007 pipeline of customer and partner opportunities, expected reductions in the Company’s operating expenses for 2007, the anticipated transfer of BackWeb’s Ordinary Shares to trading on the OTC Bulleting Board and the ability of such transfer to provide BackWeb’s shareholders with adequate liquidity. Actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially from expectations include, but are not limited to, determination of BackWeb’s anticipated financial results for the fourth quarter of 2006 is based on preliminary information, which is subject to change; the uncertainty of market acceptance of offline access products or our ability to license those products to customers; general economic conditions or any downturn in IT industry spending; the ability of BackWeb to develop innovative technology and deliver solutions that meet customer needs; the potential emergence of competitive technologies or competitor companies and BackWeb may not be able to successfully transfer the trading of its Ordinary Shares to the OTC Bulletin Board, and any such transfer may not provide adequate liquidity for its shareholders. In addition, please refer to our periodic filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, which contain more detailed descriptions of the risk factors facing our business. BackWeb assumes no obligation to update any of the forward-looking statements in this release.
###

Contacts:
MEDIA	INVESTORS
Rachel Clark	David Collins
BackWeb Technologies	Jaffoni & Collins
(408) 933-1771	(212) 835-8500
rclark@backweb.com	bweb@jcir.com